EX-17.2

                                January 19, 2006




Clean Water Technologies, Inc.
2716 St. Andrews Boulevard, Suite 200
Tarpon Springs, FL 34688

                  Re:  Resignation

Ladies and Gentlemen:

                  I hereby resign from the Board of Directors of Clean Water Technologies, Inc., effective as of the date hereof.


                                                    Sincerely,

                                                    /s/ Howard A. Scala

                                                    Howard A. Scala